UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2023

Astria Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Suite 1400
Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On October 11, 2023, Astria Therapeutics, Inc. (the “Company”) issued a press release announcing the pricing of a $64.0 million underwritten offering (the “Offering”) which is expected to close on October 16, 2023.

Based upon the Company’s current operating plan, the Company estimates that the net proceeds from the Offering, together with the Company’s existing cash, cash equivalents and short-term investments, will enable the Company to fund its operating expenses and capital expenditure requirements into 2026. The Company’s current operating plan includes the development of the Company’s lead product candidate, STAR-0215, a monoclonal antibody inhibitor of plasma kallikrein in clinical development for the treatment of hereditary angioedema, and STAR-0310, a monoclonal antibody OX40 antagonist that the Company intends to develop for the treatment of atopic dermatitis, including (i) for STAR-0215, support for all program activities up to the initiation of a planned Phase 3 pivotal trial and (ii) for STAR-0310, the upfront payment of $15.0 million to the licensor in connection with the recently completed in-license of STAR-0310, the anticipated submission of an investigational new drug application and the initiation and completion of the planned Phase 1a clinical trial of healthy subjects (and any related anticipated milestone payments). The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects. The Company does not expect that its existing cash, cash equivalents and short-term investments and net proceeds from this offering alone will be sufficient to enable the Company to fund the completion of the development of any of its product candidates, including STAR-0215 and STAR-0310.

Cautionary Note Regarding Forward Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the anticipated completion of the Offering, the Company’s current operating plan and the Company’s anticipated cash runway, among other things, statements containing the words “believes,” “anticipates,” “plans,” “expects,” “may” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions relating to the Offering and the Company’s intended use of proceeds, as well as uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of the Company’s product candidates, including STAR-0215 and STAR-0310; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products; availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial potential of the Company’s product candidates; and general economic and market conditions and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC, and in other filings that the Company may make with the SEC in the future. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRIA THERAPEUTICS, INC.

Date: October 12, 2023	By:	/s/ Ben Harshbarger
Ben Harshbarger
Chief Legal Officer